Exhibit 10.17

Real Estate Mortgage Loan Contract

Lender (Party A):	Shanghai Fuxing Pawnbroker Co., Ltd
Domicile:	No.247-249, Beihai Road, Shanghai

Borrower (Party B): The Fifth Season Hangzhou Department Store Investment Management Co., Ltd.
Mortgagor (Party B): The Fifth Season Hangzhou Department Store Investment Management Co., Ltd.
Domicile: Room 12, No.1, Caihe Wuan Road, Jianggan District, Hangzhou.
Communication Address: No.228, Xingwu Road,Xingyi Village,Beigan Avenue,Xiaoshan District, Hangzhou.
Valid Certification No: 330108000024308

Article 1: General Principal

In order to clarity the contractual rights and obligations of both parties, after negotiation, both parties enter into this contract at Shanghai Pu Tuo Notary Public Office on February 27, 2011. As the guarantee of the repayment, Party B agrees to mortgage its legally possessed property to Party A without changing possession, and pay the relevant fees and interests stipulated under this contract.

Article 2: Real Estate Mortgage

Party B agrees to mortgage the following premises to Party A:

Room 1118, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018096];
Room 1121, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018082];
Room 1138, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018080];
Room 1102, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018100];
Room 1117, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018097];
Room 126, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018134];
Room 148, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018137];
Room 195, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018101];
Room 1123, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018081];
Room 191, Nos. 515, 535 and 555, Huancheng Road, Songjiang District, Shanghai [Property Certificate No. HU FANG DI SONG ZI (2009) 018102];

The gross building area of the aforesaid premises is 464.65 square meters. The agreed mortgaged value of such premises is RMB 9,500,000.

Article 3: Warranty Scope of Mortgaged Property

The warranty scope of the mortgaged properties shall include principal, interests, miscellaneous fees, damages, litigation fees and compensation, property preservation fees, attorneys’ fees and any costs arising from disposition of the mortgaged properties or any expense that might be disbursed by Party A. Where there is specific amount of money has been agreed in this contract, reference shall be made to this contract, otherwise, reference shall be made to the invoice amount as issued by the relevant entities to Party A.

Article 4: Loan Amount and Loan Period

The loan amount is RMB 6,250,000, and the monthly interest rate is 0.3%, the miscellaneous fees are 2.7% . The loan period is from February 27, 2011 to April 26, 2011. Based on the consensus of both parties, during the term of loan or within 5 days after the expiration of loan period, this contract can be renewed by signing a renewal certificate separately. The termination date stated on the renewal certificate shall be deemed the termination date of this contract. During the term of renewal, all the matters stipulated in this contract shall maintain its validity. Where it is required to fulfill the real estate registration procedure, Party B shall go through the formality on the request of Party A.

Article 5: Registration

Either both parties apply to or Party B shall entrust Party A to apply to the relevant real estate registration authority for mortgage registration within 5 days after the contract has been concluded.

Article 6: Insurance

During the term of mortgage, Party B shall purchase insurance for the mortgaged properties, and pay the relevant premiums. In addition, the policies shall be signed in favor of Party A and be kept by Party A. In the event that the insurance indemnity is not adequate to compensate Party A, Party A is entitled to claim for damages by exercising mortgage right in accordance with the provisions of this contract or by other legal methods.

Article 7: Possession and Maintenances of Mortgaged Property

During the term of mortgage, Party B undertakes to exercise reasonable care to protect the mortgaged properties from damage, and shall be liable for maintenance and keeping the properties in good conditions. Furthermore, Party B is also under duty to cooperate with any supervision or examination conducted by Party A.

Article 8: Restriction on Disposition of Mortgaged Property

During the term of mortgage, the mortgaged properties shall not be disposed of by transfer, sale, set off any liability or by any other transaction methods without the written consent of Party A. In addition, Party B shall not make any material structure changes to the mortgaged properties. Party B shall bear the liability for any damage to party A resulting from the aforesaid act.

Article 9: Lease of Mortgaged Property

During the term of mortgage, Party B must get the written consent of Party A before leasing the mortgaged properties and shall notify the lessee of the existence of such mortgages and hand the lease contract to Party A for filing purpose. Furthermore, the following terms shall be included in the lease contract: Where Party A disposes of the mortgaged properties by reason of Party B’s failure to pay the loan on time, the lessees shall move away from the relevant properties within 10 days after the pawn shop has issued the relevant notice, and the lessee shall hand the lease contract to party A for filing purpose. The contents to be filed must be consistent with the contents registered in the real estate transaction center. Party B is prohibited from amending any contents of the lease contracts such as extending the period of lease or lending for use to a third party by any forms. Any consequence resulting from breach of this article shall be jointly borne by Party B and lessees or users.

Article 10: Warranty and Guarantee

Party B undertakes that it has the legitimate right of ownership, right of disposition, right of possession of the mortgaged properties Neither any other mortgages, trusts of the mortgaged properties nor right disputes, right defects over the properties in any forms shall exist when this contract is concluded.

Party B undertakes to use the mortgaged property (the full benefits of the real estate) as the guarantee for repayment of principal of the loan and any relevant fees occurred.

The common owners of the mortgaged properties agree to mortgage the specific items and bear the liability for repayment of the loan. In the event that the mortgaged properties are disposed of so as to indemnify Party A, the common owners agree to accept the residence provided by Party A without conditions.

Party B has comprehended the terms of this contract and guaranteed fulfilling warranties stipulated by the provisions of this contract so as not to excise relevant rights of defense or action.

Article 11: Termination of Mortgage

This mortgage contract will be terminated after Party B has paid off the principal, interest, and any relevant fees and has fully performed the provisions of the contract hereunder. Either both parties apply to or Party B shall entrust Party A to apply to real estate registration authority for cancellation registration within 10 days from the date this mortgage is terminated.

Article 12: Implementation of Mortgage Rights

This contract will be terminated in advance in the event that Party B intentionally concealing facts or providing false documents, or where the mortgage right might be wholly or partially damaged such as loss of second domicile, bankruptcy, death of debtor, expropriation, or when Party B exercising right of defense or protest. The mortgage right can be exercised in advance in the case of the aforesaid events occurred.

In the event that Party B fails to perform or unable to fully perform its obligations under this contract, Party A is entitled to excise mortgage right and dispose of the mortgaged property within 5 days after the expiration of the loan period. This contract will become an obligatory right document after notarization, where debtor fails to perform its obligations or partially perform its obligations; creditor is entitled to apply to a competent People’s Court for enforcement. Party A is also entitled to carry out public auction with auction house, and Party B hereby waive its right of defense in such circumstance. Any fees occurs from auction shall be borne by Party B.

Article 13: Auction

Where Party A exercising mortgage right shall entrust auction house to carry out public auction, Party A shall refund the remaining part of the auction revenues to Party B after deduction of the auction fees, principal and interests of the loan. Party B is liable for any inadequacy of the auction revenues. Any relevant auction formality shall be gone through by Party A entrusted by Party B.

Article 14: Fees

Any fees occurred by reason of evaluation, insurance, verification, registration or notarization with respect to the mortgaged property shall be borne by Party B.

Article 15: Effectiveness and Counterparts of the Contract

This contract shall be executed by both parties and will come into effect when the mortgage registration is fulfilled in accordance with article 5.

Where the mortgaged properties are jointly owned by several people, all of the joint owners shall sign the valid relevant documents when the contract is notarized.

This contract shall be signed in five counterparts; Party A shall hold two copies, and Party B shall hold one copy, the real estate registration authority and notary public office shall hold one copy respectively.

Article 16: Special Provision

Party B shall be liable for breach of the contract to the sum of 20% of the loan amount in the event that it breaches the provisions of article 4, 7,8,9,10 hereunder or the complementary agreement.

Within 5 days of the expiration of loan period, daily liquidated damage shall be calculated by 0.5% of the aggregate repayment amount at the end of that day; after 5 days of the expiration of loan period, Party A is entitled to carry out disposal sale, public auction or apply to competent People’s Court for compulsory enforcement. Liquidated damages occurred by reason of disposal sale, public auction, action or enforcement shall be calculated by 0.5% of the aggregate repayment amount of that day. Liquidated damages can be double counted by reason of different nonperformance behaviors as pursuant to the provisions of this contract.

Renewal certificate and any complementary agreements constitute the integral part of this contract, and have the same legal effect as this contract. Any matters which have not been amended in complementary agreements shall maintain its validity.

The invalidity of loan clause shall be without prejudice to the validity of mortgage clause.

Article 17: Serve of Notice

All of the notices must be sent to the address stated on the first page of this contract.

It shall be deemed the other party has received the notice after 10 days when the notice has been sent by registered mail, express or telex.

Any party must notify the other party if there is any change to the address stated in this contract. Any change to the address will only take effect when having received the confirmation letter from the other party.

Article 18: Dispute Resolution

This contact will become obligatory right documents after notarization, where the debtor fails to perform or unable to perform its duty under the contract, creditor is entitled to apply to the competent People’s Court for compulsory enforcement. In the case of this, Party B shall waive its right of defense.

Article 19: Applicable Law

Any matters which have not been stipulated under this contract shall be handled in accordance with the relevant provisions of <People’ Republic of China’s Guarantee Law>, <City Real Estate Mortgage Administrative Measures>, <Shanghai Real Estate mortgage Rules> and <Pawn Administration Rules>.

In the event that any newly promulgated or amended relevant law, regulation or judicial interpretation is inconsistent with the underlying provisions of this contract; both parties shall amend this contract so as to comply with the corresponding provisions of the aforesaid law, regulation and judicial interpretation.

Article 20: Indicative Clause

Party B has read all of the provisions of this contract and Party A has make corresponding explanations of the provisions of this contract on the request of Party B. Party B has fully comprehended the meanings of all the provisions and understood their legal consequences.

Lender (Mortgagee): Shanghai Fuxing Pawnbroker Co., Ltd
By: /seal/ Shanghai Fuxing Pawnbroker Co., Ltd

Borrower (Mortgagor): The Fifth Season Hangzhou Department Store Investment Management Co., Ltd.
By: /seal/ The Fifth Season Hangzhou Department Store Investment Management Co., Ltd.

Date: 2011.02.27